Exhibit 10.42

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.	Agreement No.: PS20-017

LICENSE AGREEMENT

Name of Project: License Agreement for Polestar Engineered for Volvo Vehicle Models

Short description of activities under this Agreement: The Polestar Engineered Concept is offered on the SPA160-cluster, on S60, V60 arid XC60. The offer of Polestar Engineered is planned until the end of MY2024. If the Parties agree that the Polestar Engineered Concept will be introduced on other Volvo vehicle models this will be regulated in a separate agreement or an amendment to this Agreement.

This License Agreement is between Polestar Performance AB, Reg. No. 556653-3096, a corporation organized and existing under the laws of Sweden (“Licensor”), and Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Licensee”).

Each of Licensor and Licensee is hereinafter referred to as a “Party” and jointly as the “Parties”.

BACKGROUND

A.

The Parties have determined that Licensor shall grant Licensee certain rights to use the Licensed Intellectual Property (as defined in Appendix 1) which is developed by Licensor, in accordance with the terms in this license agreement and its appendices (the “License Agreement”).

B.

The Parties acknowledge that the Licensed Intellectual Property vests with Licensor. Consequently, the Parties have agreed that Licensor exclusively shall own any and all rights in and to Licensed Intellectual Property and all modifications, amendments and improvements thereof, in accordance with the terms in this License Agreement.

C.

However, the Parties have agreed, that Licensor, subject to the due payment of the License Fee (as defined in Section 4), shall grant Licensee the right to use the Licensed Intellectual Property for certain purposes as further detailed herein.

D.	In light of the foregoing, the Parties have agreed to execute this License Agreement.

1.	DEFINITIONS

1.1

For the purpose of this License Agreement, the following terms shall have the meanings assigned to them below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. Any capitalized terms used, but not specifically defined below in this Section 1, shall have the meaning ascribed to them in the License Agreement.

1.2	Appendix means an appendix to this License Agreement.

1.3

Affiliate means any other legal entity that, directly or indirectly, is controlled by Volvo Car Corporation and control means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity.

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1.4

Confidential Information means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this License Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know-how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this License Agreement.

1.5	Data Room means (if applicable) the information sharing platform agreed to be used between the Parties for making available the Licensed Intellectual Property to Licensee.

1.6	Disclosing Party means the Party disclosing Confidential Information to the Receiving Party.

1.7	Effective Date means the date this License Agreement is signed by the last Party to sign it.

1.8

Intellectual Property Rights or IP means Patents, Non-patented IP and rights in Confidential Information to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition.

1.9	IPLA shall have the meaning set out in Section 3.10.

1.10

Licensed Intellectual Property means any and all processes, apparatus, articles of manufacture and/or compositions, information, formulae, diagrams, data, inventions (whether patentable or not), invention disclosures, know-how and trade secrets, patentable or otherwise relating to Polestar Engineered as described in Section 1 (Core Content) in Appendix 1.

1.11

Licensee Modifications shall mean all modifications, enhancements and improvements to and/or derivative works of Licensed Intellectual Property made by licensee, either solely or jointly with other persons, together with all Confidential Information, patent, copyright, trade secret, and other intellectual and industrial property rights inherent therein and appurtenant thereto.

1.12

Non patented IP means copyrights (including rights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this License Agreement.

1.13

Patents means utility models, industrial designs arid all patents (including, without limitation, patents of importation, patents of confirmation, patents of improvement, design patents, certificates of addition and utility patents, as well as divisions, reissues, continuations, continuations-in-part, reexamination certificates, provisional applications, renewals and extensions of any of the foregoing, and applications therefor).

1.14

Polestar Engineered Vehicle means Volvo branded vehicles model S60, V60 and XC60 based on the SPA1 platform which contains all the hardware and software components listed in Section 1-3 (Core Content, Other Content and Specification Adjustments) in Appendix 1.

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1.15	Receiving Party means the Party receiving Confidential Information from the Disclosing Party.
1.16	Third Party means a party other than any of the Parties and/or an Affiliate of one of the Parties to this License Agreement.

1.17

Trademarks means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties.

1.18

Use means to make, have made, use (including in a process, such as use in designing, engineering, testing or assembling products or in their research or development), keep, install, integrate, extract, assemble, reproduce, incorporate, create derivative works of, modify, adapt, improve, enhance, develop, service or repair, including in the case of installation, integration, assembly, service or repair, the right to have a subcontractor of any tier carry out any of these activities on behalf of Licensee.

1.19

Have made is the right of Licensee, as applicable, to have another person (or their subcontractor of any tier) make for Licensee and does not include the right to grant sublicenses to another person to make for such person’s own use or use other than for Licensee.

1.20	Territory means world-wide.

2.	LICENSE

2.1

Licensor hereby grants to Licensee a non-exclusive, irrevocable, non-assignable (however assignable to licensee’s Affiliates license) right within in the Territory to, during the Term set forth in Section 9, use the Licensed Intellectual Property for the sole purpose of make and have made, market, sell and make available Polestar Engineered Vehicles.

2.2

In excess of what is outlined in section 2.1. above the Licensee shall be granted a nonexclusive, irrevocable, non-assignable (however assignable to Licensee’s Affiliates license), perpetual license (at least 50 years long} within in the Territory to the Licensed Intellectual Property for the sole purpose of make or have made spare parts for repair and service of Polestar Engineered Vehicles.

2.3	Documentation related to the licensed Intellectual Property is available in Licensee’s engineering release systems.

2.4

Licensor shall own all Licensee Modifications and Licensee hereby assigns and transfers all right, title and interest Licensee has or may have in any Licensee Modifications to Licensor; provided, however, that Licensee shall retain license rights in such Licensee Modifications as set forth herein. Upon Licensors’ request and at Licensors’ expense, Licensee shall (and shall cause its Personnel to) execute and deliver to Licensor any and all instruments and other documents, and take such other actions as may be necessary or desirable, to document the aforesaid assignment and transfer of Licensee Modifications to Licensor and to enable Licensor to secure, register, prosecute, maintain, enforce or otherwise fully protect its rights, throughout the world, in and to such Licensee Modifications.

2.5

The license granted to Licensee under Section 2.1 above shall be fully sublicensable to Licensee’s Affiliates, but shall not be sublicensable to any Third Party without prior written approval from Licensor.

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3.	INTELLECTUAL PROPERT RIGHTS

3.1	Ownership.

3.2

Each Party remains the sole and exclusive owner of (i) any Intellectual Property Rights owned, developed or otherwise acquired prior to the execution of this License Agreement, (ii) any Intellectual Property Rights developed or otherwise acquired independently of this License Agreement but during the Term of this License Agreement, and (iii) any Intellectual Property Rights which are modifications, amendments or derivatives of any Intellectual Property Rights already owned by such Party.

3.3	Nothing in this License Agreement shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party.

3.4

Licensor shall be the sole and exclusive owner of the Licensed Intellectual Property, including any Licensee Modifications. Nothing in this License Agreement shall be deemed an assignment of ownership of the Licensed Intellectual Property and/or Licensee Modifications, from Licensor to Licensee.

3.5	Suspected infringement.

3.6	Licensee shall promptly (upon becoming aware) notify Licensor in writing of;

a)

any conduct of a Third Party that Licensee reasonably believes to be, or reasonably believes to be likely to be, an infringement, misappropriation or other violation of any Intellectual Property Rights licensed to Licensee hereunder by a Third Party; or

b)

any allegations made to Licensee by a Third Party that any Intellectual Property Rights licensed hereunder are invalid, subject to cancellation, unenforceable, or is a misappropriation of any Intellectual Property Rights of a Third Party.

3.7

In the event that Licensee has provided Licensor a notification pursuant to Section 3.6 a) above, and Licensor decides not to take any action against the Third Party, Licensor may approve in writing that Licensee shall be entitled to itself take action against the Third Party at its own cost. If Licensor approves, it shall provide reasonable assistance to Licensee, as requested by Licensee at Licensee’s expense. If Licensor does not approve to Licensee taking such action, the issue should be escalated to the Strategic Board for decision.

3.8

For the avoidance of doubt, Licensor has no responsibility in the event the Licensed Intellectual Property are alleged to infringe in any Third Party’s Intellectual Property Rights and Licensor has no obligation to defend and hold Licensee harmless from and against any alleged infringements.

3.9	Polestar brand name.

3.10

Volvo shall be granted the right to use the Polestar brand and marks for the sole purpose of marketing and selling the Polestar Engineered Vehicles in accordance with Polestars brand identity guidelines. Such rights shall be set out and regulated in a trademark sublicense agreement to be entered into between the Parties.

3.11

Apart from expressly specified in Section 3.10, it is especially noted that this License Agreement does not include any right to use the “Polestar” brand name or Trademarks, or refer to “Polestar” in communications or official documents of whatever kind.

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3.12

This means that this License Agreement does not include any rights to directly or indirectly use the “Polestar” brand name or “Polestar” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence

3.13	Volvo brand name.

3.14

Correspondingly, it is especially noted that this License Agreement does not include any right to use the “Volvo” brand name, or Trademarks, or refer to “Volvo” in communications or official documents of whatever kind. The Parties acknowledge that the “Volvo” Trademarks as well as the “Volvo” name is owned by Volvo Trademark Holding AB and that the right to use the name and the “Volvo” Trademarks is subject to a license agreement, which stipulates that the name, Trademarks and all thereto related Intellectual Property can only be used by Volvo Car Corporation and its Affiliates in relation to Volvo products.

3.15

This means that this License Agreement does not include any rights to directly or indirectly use the “Volvo” brand name or “Volvo” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence

4.	LICENSE FEE AND PAYMENT TERMS

4.1

in consideration of Licensor’s performance of its obligations under this License Agreement and the license granted from Licensor to Licensee hereunder, Licensee agrees to pay to Licensor the License Fee as defined in Appendix 2.

4.2	The License Fee shall be paid in SEK.

4.3

Upon signing of this License Agreement, the Licensor will issue an invoice for the License fee payable by the Licensee for the Polestar Engineered Vehicles sold up until and including September 2020. Thereafter the Licensor will invoice the Licensee for the license fee payable on a quarterly within one month after the end of the quarter. The License Fee shall be paid within 30 days after the invoice date.

4.4

All amounts referred to in this License Agreement are exclusive of VAT. The Licensee shall bear the VAT, and the Licensor shall bear the Withholding Tax and surtaxes, that are applicable in accordance with local legislation to all amounts referred to in this License Agreement.

4.5

Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on the one month applicable interbank rate, depending on invoice and currency, with an addition of two per cent {2.0%) per annum.

4.6	The License Fee is non-refundable.

5.	WARRANTIES

5.1	Each Party warrants and represents to the other Party that:

a)	it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable;

Agreement No.: PS20-017

b)	it has full corporate power and authority to execute and deliver this License Agreement and to perform its obligations hereunder;

c)

the execution, delivery and performance of this License Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and

d)	this License Agreement is a legal and binding obligation of it, enforceable against it in accordance with, its terms.

5.2

The Parties acknowledge that the Licensed Intellectual Property is licensed to Licensee on an “as is” basis, without any warranties or representations of any kind (except for the warranties in Section 5.1 above), whether implied or express, and in particular any warranties of suitability, merchantability, description, design and fitness for a particular purpose, non-infringement, completeness, systems integration and accuracy are expressly excluded to the maximum extent permissible by law.

6.	LIMITATION OF LIABILITY

6.1	Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this License Agreement.

6.2

Each Party’s aggregate liability for any direct damage arising out of or in connection with this License Agreement shall be limited to 30 % of the License Fee payable by Licensee to Licensor hereunder.

6.3	The limitations of liability set forth in this Section 6 shall not apply in respect of damage;

a)	claims related to death or bodily injury;

b)	caused by willful misconduct or gross negligence;

c)	caused by a Party’s breach of the confidentiality undertakings in Section 8 below; or

d)	arising out of an infringement, or alleged infringement, of the other Party’s or any Third Party’s Intellectual Property.

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7.	GOVERNANCE

7.1

The Parties shall actin good faith in all matters and shall at all times co-operate in respect of changes to this License Agreement as well as issues and/or disputes arising under this License Agreement.

7.2

The governance and co-operation between the Parties in respect of this License Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon the aspects relating to the co-operation between the Parties; each Party shall be entitled to escalate such issue to the relevant governance forums described below.

7.3

The first level of governance forum for handling the co-operation between the Parties in various matters, under this License Agreement shall be the “Steering Committee”, which regarding cooperation between Licensor and Licensee is the so-called Volvo Polestar PC Steering Committee. The Steering Committee shall be the first level of governance forum established by the Parties for handling the cooperation between them in respect of various matters.

7.4

The higher level of governance forum, to which an issue shall be escalated if the Steering Committee fails to agree upon a solution shall be the “Strategic Board”, which regarding cooperation between Service Provider and Purchaser is the so called Volvo Polestar Executive Meeting. This shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters.

8.	CONFIDENTIAL INFORMATION

8.1	The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party.

8.2

All Confidential Information shall only be used for the purposes comprised by the fulfilment of this License Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this License Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 8.2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or subcontractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate:

a)	was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking;

b)	was already in the possession of the Receiving Party before its receipt from the Disclosing Party;

c)	is obtained from a Third Party who is free to divulge the same;

d)	is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations;

e)	is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or

f)	is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party.

Agreement No.: PS20-017

8.3

The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third Parties or publication of the Confidential Information. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions, as those set forth in this Section 8.

8.4

Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within 30 days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information.

8.5

If any Party violates any of its obligations described in this Section 8, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behavior and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 12 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply.

8.6

For the avoidance of doubt, this Section 8 does not permit disclosure of source code to software, and/or any substantial parts of design documents to software, included in the Licensed Intellectual Property, to any Third Party, notwithstanding what it set forth above in this Section 8. Any such disclosure to any Third Party is permitted only if approved in writing by Licensor.

8.7	This confidentiality provision shall survive the expiration or termination of this license Agreement without limitation in time.

9.	TERM AND TERMINATION

9.1

This License Agreement shall become effective when it is signed by duly authorized signatories of each Party and shall, unless terminated In accordance with this Section 9 below, remain in force up until and including MY2024 (“Term”). Six months prior the expiration of the Term the Parties should in good faith discuss the need for an extension of the Term.

9.2	Either Party shall be entitled to terminate this License Agreement with immediate effect in the event:

a)

the other Party commits a material breach of the terms of this License Agreement, which has not been remedied within 30 days from written notice from the other Party to remedy such breach (if capable of being remedied); or

b)

if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors.

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10.	MISCELLANEOUS

10.1

Force majeure. Neither Party shall be liable for any failure or delay in performing its obligations under the License Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party’s reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party’s), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default or delay has been caused by a Force Majeure Event.

10.2

A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the License Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist.

10.3

Notices. All notices, demands, requests and other communications to any Party asset forth in, or in any way relating to the subject matter of, this License Agreement must be in legible writing in the English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred:

a)	in case of personal delivery, at the time and on the date of personal delivery;

b)	if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission;

c)	if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or

d)	at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation;

in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be addressed to the address, and with the attention, as set forth in Section 13 below, or to such other address, number or email address as a Party may designate.

10.4	Assignment. Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this License Agreement without the other Party’s prior written consent.

Agreement No.: PS20-017

10.5

Waiver. Neither Party shall be deprived of any right under this License Agreement because of its failure to exercise any right under this License Agreement or failure to notify the infringing party of a breach in connection with the License Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply.

10.6

Severability. In the event any provision of this License Agreement is wholly or partly invalid, the validity of the License Agreement as a whole shall not be affected and the remaining provisions of the License Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the License Agreement, it shall be reasonably amended.

10.7

Entire agreement. All arrangements, commitments and undertakings in connection with the subject matter of this License Agreement (whether written or oral) made before the date of this License Agreement are superseded by this License Agreement and its Appendices.

10.8	Amendments. Any amendment or addition to this License Agreement must be made in writing and signed by the Parties to be valid.

10.9

Survival. If this License Agreement is terminated or expires pursuant to Section 9 above, Section 8 (Confidential Information), Section 11 (Governing Law), Section 12 (Dispute Resolution) as well as this Section 10.9, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration.

11.	GOVERNING LAW

11.1

This License Agreement and all non-contractual obligations in connection with this License Agreement shall be governed by the substantive laws of Sweden without giving regard to its conflict of laws principles.

12.	DISPUTE RESOLUTION

12.1	Escalation principles.

12.2

In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue.

1

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12.3

The members of the Steering Committee shall use reasonable endeavors to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect.

12.4

If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavors to do so, such deadlock will be referred to the Strategic Board, for decision. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavors to do so, the matter shall be resolved in accordance with Section 12.7 below.

12.5

All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 8 above.

12.6

Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 12.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate.

12.7	Arbitration.

12.8

Any dispute, controversy or claim arising out of or in connection with this License Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, whereas the seat of arbitration shall be Gothenburg, Sweden, the language to be used in the arbitral proceedings shall be English, and the arbitral tribunaI shalI be composed of three arbitrators.

12.9

Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this License Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise.

12.10

In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this License Agreement, each Party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defense of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets.

12.11	All arbitral proceedings as well as a ny and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential.

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13.	NOTICES

13.1	All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this License Agreement shall be sent to the following addresses and shall otherwise be sent in accordance with the terms in the General Terms:

(a)	To Licensor:

Polestar Performance AB

Attention: [***]

SE-405 31 Gothenburg, SWEDEN

Email: [***]

With a copy not constituting notice to:

Polestar Performance

Attention: Legal Department

SE-405 31 Gothenburg, SWEDEN

Email: legal@polestar.com

(b)	To Licensee:

Volvo Car Corporation

Attention: [***]

SE-405 31 Gothenburg, SWEDEN

Email: [***]

With a copy not constituting notice to:

Volvo Car Corporation

Attention: General Counsel, 50090 Group Legal and Corporate Governance

[SE-405-31 Gothenburg, SWEDEN

Email: legal@volvocars.com

[SIGNATURE PAGE FOLLOWS]

Agreement No.: PS20-017

This License Agreement has been signed in 2 originals, of which the Parties have received 1 each.

POLESTAR PERFORMANCE		VOLVO CAR CORPORATION

By:	/s/ Dennis Nobelius	By:	/s/ Maria Hemberg
Printed Name:	Dennis Nobelius	Printed Name:	Maria Hemberg
Title:	COO	Title:	General Counsel
Date:	23/12 - 2020	Date:	2020.12.10

By:	/s/ Ian Zhang	By:	/s/ Carla DeGeyseleer
Printed Name:	Ian Zhang	Printed Name:	Carla DeGeyseleer
Title:	CFO	Title:	CFO
Date:	23/12 - 2020	Date:	2020.12.10

Agreement No.: PS20-017

LICENSE AGREEMENT

APPENDIX 1

POLESTAR ENGINEERED SPECIFICATION

[***]

Agreement No.: PS20-017

APPENDIX 2

LICENSE FEE

PRICE MODEL COST CALCULATION

[***]